EXHIBIT 99.1

HORNBECK OFFSHORE SERVICES, INC.

Service with Energy

NEWS RELEASE 06-020	Contacts:	Jim Harp, CFO Hornbeck Offshore Services 985-727-6802

For Immediate Release		Ken Dennard, Managing Partner DRG&E / 832-594-4004

HORNBECK OFFSHORE TO PRESENT AT

LEHMAN BROTHERS 3RD ANNUAL SMALL CAP CONFERENCE

AND BANK OF AMERICA 2006 ENERGY CONFERENCE

EPS guidance increased to reflect expected effect of recent financing transactions

Covington, LA – November 13, 2006 – Hornbeck Offshore Services, Inc. (NYSE: HOS) announced today that Todd M. Hornbeck, Chairman, President and Chief Executive Officer, and James O. Harp, Jr., Executive Vice President and Chief Financial Officer, will be participating at the Lehman Brothers Third Annual Small Cap Conference on Wednesday, November 15, 2006 and the Bank of America 2006 Energy Conference on Friday, November 17, 2006.

The Company’s presentations at these two conferences will be webcast live with an accompanying slideshow on Wednesday, November 15, 2006 at 3:30 p.m. Pacific Time and Friday, November 17, 2006 at 8:40 a.m. Eastern Time, respectively. To listen to the live audio webcasts and to view Hornbeck’s related slideshows, visit the Company’s website at http://www.hornbeckoffshore.com. A replay of these webcasts and slideshows will be available on the Company’s website shortly after the presentations are concluded and will be archived for replay on the website for a period of 30 days.

In recognition of the closing of its convertible notes offering and concurrent transactions, including a repurchase of shares of its common stock, as well as the exercise of the full $30.0 million over-allotment option by the initial purchasers of the notes, announced earlier today, Hornbeck Offshore is upwardly revising its diluted earnings per share, or EPS, guidance range that was last reported on November 1, 2006. EPS is expected to increase primarily due to the net effect of the following factors: (1) a reduction in the Company’s basic and diluted share count by approximately 1.8 million shares of common stock repurchased, (2) an increase in total debt of $250.0 million, (3) a net increase in cash of $155.6 million, (4) the favorable interest rate arbitrage created by the difference between the 1.625% fixed-rate coupon on the convertible debt and the variable institutional money market rate of roughly 5.00% currently being earned by the Company on its invested cash deposits, (5) a lower amount of capitalized construction period interest resulting from the lower rate of interest expense and (6) a lower effective income tax rate. The

103 Northpark Boulevard, Suite 300	Phone:	(985) 727-2000
Covington, Louisiana 70433	Fax:	(985) 727-2006

combination of these factors are expected to result in immediate accretion to future earnings for the calendar 2006 and calendar 2007 guidance periods of roughly $0.04 and $0.30, respectively. The Company now expects EPS for the fourth quarter of 2006 to range between $0.72 and $0.77, EPS for calendar 2006 to range between $2.83 and $2.88 and EPS for calendar 2007 to range between $3.03 and $3.29. Please refer to the attached data table for further information.

The Company is posting an electronic version of the following data table, which is downloadable in Excel™ format, on the “IR Home” page of the “Investors” section of the Hornbeck Offshore website for the convenience of analysts and investors. In addition, the Company has updated its four-page “HOS Investor Fact Sheet” and its “HOS Investor Presentation” to reflect, among other things, its revised earnings guidance, current market outlook and certain recent developments, including the expected effect of the convertible note offering and concurrent transactions, including common stock repurchase, on its financial results of operations. The latter two documents are also being posted on the “IR Home” page of the “Investors” section of the Hornbeck Offshore website and will be provided to investors at the Lehman Brothers and Bank of America investor conferences later this week.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S., the Gulf of Mexico and in Puerto Rico. Hornbeck Offshore currently owns a fleet of over 60 vessels primarily serving the energy industry.

Forward-Looking Statements and Regulation G Reconciliation

This press release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which Hornbeck Offshore discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations and projections about future events or conditions. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. Although the Company believes that the assumptions, expectations and projections reflected in these forward-looking statements are reasonable based on the information known to the Company today, the Company can give no assurance that the assumptions, expectations and projections will prove to be correct. The Company cautions readers that it undertakes no obligation to update or publicly release any revisions to the forward-looking statements in this press release hereafter to reflect the occurrence of any events or circumstances or any changes in its assumptions, expectations and projections, except to the extent required by applicable law. Important factors that might cause future results to differ from these assumptions, expectations and projections include, but are not limited to, industry risks, changes in capital spending budgets by our customers, oil and natural gas prices, the inability to secure additional upstream contracts for TTB vessels, increases in operating costs, the level of fleet additions by competitors and over-capacity, economic and political risks, weather related risks, the ability to attract and retain qualified marine personnel, regulatory risks, the repeal or administrative weakening of the Jones Act, shipyard construction delays and cost overruns and related risks, and other factors described in the Company’s most recent Annual Report on Form 10-K and other filings filed with the Securities and Exchange Commission. This press release also contains the non-GAAP financial measure of earnings (net income) before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt, or EBITDA. Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in this press release. Management’s opinion regarding the usefulness of such measure to investors and a description of the ways in which management uses such measure can be found in the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission as well as in Note 1 to the attached data table.

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Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Other Financial Data

(in millions, except Per Share Data and Tax Rates)

Forward Earnings Guidance and Projected EBITDA Reconciliation: (Unaudited)

2006 Guidance	Fourth Quarter 2006 Updated Estimate		Full-Year 2006 Updated Estimate		Full-Year 2006 Prior Estimate
	Low	High	Low	High	Low	High
Components of Projected EBITDA[1]
EBITDA, as adjusted[1]	$40.4	$42.4	$162.4	$164.4	$162.4	$164.4
Less: stock-based compensation expense	1.4	1.4	5.4	5.4	5.4	5.4

EBITDA[1]	$39.0	$41.0	$157.0	$159.0	$157.0	$159.0
Depreciation	6.4	6.4	24.3	24.3	24.3	24.3
Amortization	2.3	2.3	7.7	7.7	7.7	7.7
Interest (income) expense, net	—	—	2.2	2.2	2.2	2.2
Income tax expense	10.9	11.6	44.5	45.2	44.8	45.6
Income tax rate	36.0%	36.0%	36.2%	36.2%	36.5%	36.5%
Net income	$19.4	$20.7	$78.3	$79.6	$78.0	$79.2

Weighted average diluted shares outstanding	26.9	26.9	27.7	27.7	27.9	27.9
Earnings per diluted share	$0.72	$0.77	$2.83	$2.88	$2.79	$2.84

Adjustments included above:
Stock-based compensation expense, net of tax	$0.9	$0.9	$3.4	$3.4	$3.4	$3.4
Net income, as adjusted	$20.3	$21.6	$81.7	$83.0	$81.4	$82.7
Earnings per diluted share, as adjusted	$0.75	$0.80	$2.95	$3.00	$2.92	$2.96
Projected EBITDA[1] Reconciliation to GAAP:
EBITDA[1]	$39.0	$41.0	$157.0	$159.0	$157.0	$159.0
Cash paid for deferred drydocking charges	(2.9)	(2.9)	(10.8)	(10.8)	(10.8)	(10.8)
Cash paid for interest	(9.3)	(9.3)	(18.6)	(18.6)	(18.5)	(18.5)
Cash paid for taxes	(0.3)	(0.4)	(1.4)	(1.5)	(1.4)	(1.5)
Changes in working capital[2]	12.1	10.9	15.1	14.4	15.3	14.6
Stock-based compensation expense	1.4	1.4	5.4	5.4	5.4	5.4
Changes in other, net [2]	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)

Cash flows provided by operating activities	$39.8	$40.5	$146.5	$147.7	$146.8	$148.0

2007 Guidance			Full-Year 2007 Current Estimate		Full-Year 2007 Prior Estimate
			Low	High	Low	High
Components of Projected EBITDA[1]
EBITDA, as adjusted[1]			$169.5	$179.5	$169.5	$179.5
Less: stock-based compensation expense			9.5	9.5	9.5	9.5

EBITDA[1]			$160.0	$170.0	$160.0	$170.0
Depreciation			29.0	29.0	29.0	29.0
Amortization			10.7	10.7	10.7	10.7
Interest (income) expense, net			(0.6)	(0.6)	(1.9)	(1.9)
Income tax expense			41.1	44.5	44.6	48.3
Income tax rate			34.0%	34.0%	36.5%	36.5%
Net income			$79.8	$86.4	$77.6	$83.9

Weighted average diluted shares outstanding			26.3	26.3	28.2	28.2
Earnings per diluted share			$3.03	$3.29	$2.75	$2.98

Adjustments included above:
Stock-based compensation expense, net of tax			$6.3	$6.3	$6.0	$6.0
Net income, as adjusted			$86.1	$92.7	$83.6	$90.0
Earnings per diluted share, as adjusted			$3.27	$3.52	$2.97	$3.19
Projected EBITDA[8] Reconciliation to GAAP:
EBITDA[8]			$160.0	$170.0	$160.0	$170.0
Cash paid for deferred drydocking charges			(9.2)	(9.2)	(9.2)	(9.2)
Cash paid for interest			(22.6)	(22.6)	(18.3)	(18.3)
Cash paid for taxes			(3.5)	(5.8)	(3.7)	(6.1)
Changes in working capital[2]			31.3	30.5	26.6	25.9
Stock-based compensation expense			9.5	9.5	9.5	9.5
Changes in other, net [2]			(0.2)	(0.2)	(0.2)	(0.2)

Cash flows provided by operating activities			$165.3	$172.2	$164.7	$171.6

Pro Forma Run-Rate Guidance (Post-Newbuild)
Components of Projected EBITDA[8]	Pre-Newbuild 2006E	OSV Expansion[3]	TTB Expansion[4]	Pro Forma Run-Rate[5]
EBITDA, as adjusted[1]	$163.4	$92.6	$22.2	$278.2
Less: stock-based compensation expense	5.4	—	—	5.4

EBITDA[1]	$158.0	$92.6	$22.2	$272.8
Depreciation	24.3	17.2	5.8	47.3
Amortization	7.7	1.5	1.3	10.5
Interest expense, net[6]	2.4	2.1	0.7	5.2
Income tax expense[7]	42.0	24.4	4.9	71.3

Net Income	$81.6	$47.4	$9.5	$138.5

Current diluted shares outstanding[5]	26.0			26.0
Earnings per diluted share	$3.14			$5.33

Adjustments included above:
Stock-based compensation expense, net of tax	$3.4			$3.4
Net income, as adjusted	$85.0			$141.9
Earnings per diluted share, as adjusted	$3.27			$5.46
Projected EBITDA[1] Reconciliation to GAAP:
EBITDA[1]	$158.0	$92.6	$22.2	$272.8
Cash paid for deferred drydocking charges	(10.8)	—	—	(10.8)
Cash paid for interest[6]	(22.6)	—	—	(22.6)
Cash paid for taxes	(1.5)	—	—	(1.5)
Changes in working capital[2]	18.8	(13.2)	(3.3)	2.3
Stock-based compensation expense	5.4	—	—	5.4
Changes in other, net[2]	(0.2)	—	—	(0.2)

Cash flows provided by operating activities	$147.1	$79.4	$18.9	$245.4

[1]	Non-GAAP Financial Measure

The Company discloses and discusses EBITDA as a non-GAAP financial measure in its public releases, including quarterly earnings releases, investor conference calls and other filings with the SEC. The Company defines EBITDA as earnings (net income) before interest, income taxes, depreciation, amortization and losses on early extinguishment of debt. This measure of EBITDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate EBITDA differently than the Company, which may limit its usefulness as a comparative measure.

The Company views EBITDA primarily as a liquidity measure and, as such, believes that the GAAP financial measure most directly comparable to it is cash flows provided by operating activities. Because EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

EBITDA is widely used by investors and other users of the Company’s financial statements as a supplemental financial measure that, when viewed with GAAP results and the accompanying reconciliations, the Company believes it provides additional information that is useful to gain an understanding of the factors and trends affecting its ability to service debt, pay deferred taxes and fund drydocking charges and other maintenance capital expenditures. The Company also believes the disclosure of EBITDA helps investors meaningfully evaluate and compare its cash flow generating capacity from quarter to quarter and year to year.

EBITDA is also one of the financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a significant criteria for annual incentive cash bonuses paid to the Company’s executive officers and other shore-based employees; (iii) to compare to the EBITDA of other companies when evaluating potential acquisitions; and (iv) to assess the Company’s ability to service existing fixed charges, incur additional indebtedness and execute its growth strategy.

Set forth below are the material limitations associated with using EBITDA as a non-GAAP financial measure compared to cash flows provided by operating activities.

•	EBITDA does not reflect the future capital expenditure requirements that may be necessary to replace existing vessels as a result of normal wear and tear,

•	EBITDA does not reflect the interest, future principal payments and other financing-related charges necessary to service the debt that we have incurred in acquiring and constructing vessels,

•	EBITDA does not reflect the deferred income taxes that will eventually have to be paid once the Company is no longer in an overall tax net operating loss carryforward position, and

•	EBITDA does not reflect changes in the Company’s net working capital position.

Management compensates for the above-described limitations in using EBITDA as a non-GAAP financial measure by only using EBITDA to supplement GAAP results.

EBITDA, as adjusted, excludes the impact of stock-based compensation expense required under the recently adopted FAS 123R.

[2]	Projected cash flows provided by operating activities are based, in part, on estimated future “changes in working capital” and “changes in other, net,” that are susceptible to significant variances due to the timing at quarter-end of cash inflows and outflows, most of which are beyond the Company’s ability to control. However, any future variances in those two line items from the above forward looking reconciliations should result in an equal and opposite adjustment to actual cash flows provided by operating activities.

[3]	Includes a full-year pro forma contribution of operating results from new vessels planned for the MPSV conversion program and Phase 2 of OSV Newbuild Program #4.

[4]	Includes a full-year pro forma contribution of operating results from new vessels planned for TTB Newbuild Program #2.

[5]	“Pro Forma Run-Rate” scenario illustrates the estimated incremental operating results from all of the vessels that are currently planned or under construction under the MPSV conversion program, TTB Newbuild Program #2 and Phase 2 of OSV Newbuild Program #4, assuming all of those vessels were placed in service as of January 1, 2006 and were working at current market dayrates commensurate with their relative size and service capabilities at full practical utilization of 95.0% assuming a normalized drydocking schedule. All other key assumptions related to the Company’s current operating fleet, including vessel dayrates, utilization, cash operating expenses and SG&A, are consistent with the Company’s latest 2006E guidance. In addition, this pro forma illustration reflects the Company’s “current diluted shares outstanding” of approximately 26.0, as adjusted for the Company’s repurchase of 1.8 shares concurrent with its recent convertible notes offering.

[6]	Assumes a full-year pro forma contribution of “interest expense, net,” of approximately $24.3 of interest expense (without any capitalization of construction period interest and as adjusted for the Company’s recent convertible notes offering), offset by approximately $19.1 of interest income at an assumed rate of 4.5% on a projected post-newbuild cash balance of $425.0 million. The Company’s full-year pro forma “cash paid for interest” is now expected to be approximately $22.6, as adjusted for the Company’s recent convertible notes offering.

[7]	Assumes pro forma “income tax expense” calculated using the Company’s current effective tax rate of approximately 34.0%, as adjusted for the expected tax effect of the Company’s recent convertible notes offering and concurrent convertible note hedge and warrant transactions.